UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

TRIBUNE MEDIA COMPANY

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how much it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

* The following email was sent by Peter Kern, Chief Executive Officer of Tribune Media Company (“Tribune”), to Tribune employees on January 29, 2019.

I want to update you about the ongoing merger process between Tribune Media and Nexstar. During the recent government shut-down, Nexstar made its initial regulatory filing with the Federal Communications Commission. That filing became public today.

Nexstar’s filing makes a strong case for the benefits of the merger. It also identifies three TV stations that Nexstar intends to divest, WTKR-TV (Norfolk, VA), WGNT-TV (Portsmouth, VA) and WNEP-TV (Scranton-Wilkes Barre, PA), and eleven overlap markets (markets in which both Nexstar and Tribune own TV stations) where Nexstar intends to make other divestitures in order to comply with the FCC’s local broadcast ownership rules. The filing identifies those overlap markets as:

•	Davenport, IA

•	Des Moines, IA

•	Ft. Smith, AR

•	Grand Rapids, MI

•	Harrisburg, PA

•	Hartford, CT

•	Huntsville, AL

•	Indianapolis, IN

•	Memphis, TN

•	Richmond, VA

•	Salt Lake City, UT

Importantly, Nexstar’s filing does not indicate which station(s) in each overlap market — Nexstar’s or Tribune’s — will be divested. Nexstar also will be divesting stations in some other markets in order to comply with the FCC’s limit on national reach — those markets have yet to be identified. We will get more clarity in the next several weeks about the specific divestitures Nexstar intends to make.

By now, most of you have worked through these announcements before. Although they can be distracting and even unsettling, you have consistently performed at a high level to serve our viewers, advertisers and the community. By doing so, you have positioned yourselves and the company for continued success. Remember that regardless of who the owner is, every TV station needs talented, experienced, and dedicated people operating it. Keep performing the way you always have, and the value of your work will speak for itself.

The regulatory process is really just beginning and there will be more filings to come as Nexstar makes clearer its intentions regarding specific station divestitures.

We’ll keep you updated as things move forward.

Peter

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of a proposed business combination involving Tribune and Nexstar Media Group, Inc. (“Nexstar”). In connection with the proposed transaction, Tribune intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. The information in the proxy statement will not be complete and may be changed. Tribune will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication does not constitute a solicitation of any vote or approval and is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed business combination. INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Tribune (when they become available) may also be obtained free of charge from Tribune’s website at www.tribunemedia.com.

PARTICIPANTS IN THE MERGER SOLICITATION

Tribune and Nexstar and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Tribune in favor of the proposed transaction under the rules of the SEC. Information about Tribune’s directors and executive officers is available in Tribune’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018 and Tribune’s definitive proxy statement, dated April 19, 2018, for its 2018 annual meeting of shareholders. Information about Nexstar’s directors and executive officers is available in Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and Nexstar’s definitive proxy statement, dated April 27, 2018, for its 2018 annual meeting of shareholders. Additional information regarding participants in the proxy solicitations and a description of their direct and indirect interests will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar and Tribune claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome, benefits and cost savings of any possible transaction between Nexstar and Tribune and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including: those identified and disclosed in public filings with the SEC made by Tribune; the timing of and any potential delay in consummating the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement including a termination under circumstances that could require Tribune to pay a termination fee to Nexstar; the risk that Nexstar fails to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the Merger Agreement; the ability to service and refinance our outstanding debt; the inability to consummate the transaction due to the failure to obtain the requisite shareholder approval; the effects of future regulatory or legislative actions on Nexstar and Tribune, including any future regulatory actions and conditions in the television stations’ operating areas and the effects of governmental regulation of broadcasting; conduct and changing circumstances related to third-party relationships on which Tribune relies for its business; the impact of changes in national and regional economies; pricing fluctuations in local and national advertising; competition from others in the broadcast television markets; volatility in programming costs; industry consolidation; technological developments; market risks from fluctuations in interest rates; events that are outside of the control of Tribune and Nexstar, such as political unrest in international markets, terrorist attacks, malicious human attacks, natural disasters, pandemics and other similar events; and other economic, business, regulatory and/or competitive factors affecting Tribune’s business generally. Unless required by law, Nexstar and Tribune undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Tribune’s and Nexstar’s filings with the SEC.

2